                                                                      Exhibit 24

                               Power of Attorney

     Know all by these presents that the undersigned hereby constitutes and appoints each of Monica N. Johnson and Kirsten Mellor, signing singly, the undersigned's true and lawful attorney-in-fact to:

    (1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of CafePress Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section
    16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

    (2)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,
    4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
    Commission and any stock exchange or similar authority; and

    (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
    fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority  to  do  and  perform  any  and  every  act  and  thing whatsoever requisite, necessary, or  proper to be  done in the  exercise of any  of the rights and powers herein  granted, as fully to  all intents and purposes  as the undersigned might or could do if personally present, with full power  of substitution or revocation,  hereby ratifying and  confirming all that  such attorney-in-fact,  or  such  attorney-in-fact's  substitute  or substitutes, shall lawfully do or  cause to be done  by virtue of this  power of attorney and the rights and powers herein granted. The undersigned acknowledges  that the foregoing attorneys-in-fact, in serving in such capacity at the  request of the undersigned, are  not assuming, nor is  the Company assuming, any  of the undersigned's  responsibilities  to  comply  with  Section  16  of  the
Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this   /s/ 19th day of   /s/August, 2011.

                                                    /s/ Bob Marino
                                                    ------------------------
                                                        Bob Marino